EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plains Exploration & Production Company of our report dated March 10, 2004, except for Note 2, as to which the date is June 11, 2004, relating to the consolidated financial statements, which appears in Plains Exploration & Production Company’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

August 16, 2004